Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190871, 333-195471, 333-200170, 333-231760, 333-232568, 333-248088, 333-251225, 333-265355 and 333-265356) and in the Registration Statement on Form S-3 (No. 333-276937) of our report dated March 7, 2024 relating to the financial statements of AudioEye, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 7, 2024